UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2015

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2015, Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”), entered into a definitive agreement to sell its North American wood mobile office fleet to Acton Mobile Industries (“Acton”) for total cash consideration of $92 million. The transaction is expected to be completed in May 2015, and result in a loss of approximately $67 million. The cash received will be net of approximately $7.0 million in deferred revenue related to these products.

The transaction is subject to various customary conditions, including the expiration or termination of all waiting periods under U.S. antitrust laws. Mobile Mini and Acton have each made customary representations, warranties and covenants in the definitive agreement. The parties have also agreed to provide customary indemnities, and Acton will pay a portion of the purchase price into escrow to secure the indemnification obligations of Mobile Mini, which are subject to customary limitations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the integration of Evergreen Tank Solutions (“ETS”) into the operations of Mobile Mini (the “Company”), the Company has combined the field operational leadership of both companies into a single reporting structure. Additionally, local human resources, fleet and safety leaders from both companies have been aligned to the integrated operational leadership. In connection with this alignment, the Company intends to align sales leadership to operational leadership as well. As a result, Ruth Hunter, Senior Vice President of Sales and Marketing, has left the Company effective April 16, 2015. Ms. Hunter will be entitled to the severance benefits outlined in her employment agreement as a termination not for Cause.

Item 8.01.	Other Events.

Press Release

On April 17, 2015, Mobile Mini issued a press release announcing that it had entered into a definitive agreement to sell its North American wood mobile office fleet and announcing a $50 million increase in the current share repurchase program to $175 million. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated April 17, 2015, issued by Mobile Mini, Inc.

99.2	Non-GAAP reconciliations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: April 17, 2015	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 17, 2015, issued by Mobile Mini, Inc.

99.2	Non-GAAP reconciliations